Exhibit 10.3

TERMINATION AGREEMENT

TERMINATION AGREEMENT (this “Agreement”), dated as of August 18, 2017, by and among LABA ROYALTY SUB LLC, a Delaware limited liability company (the “Issuer”), INNOVIVA, INC., a Delaware corporation previously known as Theravance, Inc. (“Innoviva”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”).

Reference is hereby made to (i) the Amended and Restated Indenture, dated as of August 3, 2016 (as further amended, supplemented or otherwise modified from time to time prior to its termination hereunder, the “Indenture”), by and between the Issuer and U.S. Bank, as initial trustee of the Notes described therein (in such capacity, the “Trustee”), (ii) each of the LABA PhaRMASM 9.0% Fixed Rate Term Notes due 2029 issued pursuant to the Indenture, as identified on Schedule A (as further amended, supplemented or otherwise modified from time to time prior to its termination hereunder, each such note collectively, the “Notes”), (iii) the Sale and Contribution Agreement, dated as of April 17, 2014 (as further amended, supplemented or otherwise modified from time to time prior to its termination hereunder, the “Sale and Contribution Agreement”), by and between Innoviva, as the transferor (the “Transferor”) and the Issuer, as the transferee (the “Transferee”), (iv) the Servicing Agreement, dated as of April 17, 2014 (as further amended, supplemented or otherwise modified from time to time prior to its termination hereunder, the “Servicing Agreement”), by and between the Issuer and Innoviva, as the servicer (the “Servicer”) and (v) the Account Control Agreement, dated as of April 17, 2014 (as further amended, supplemented or otherwise modified from time to time prior to its termination hereunder, the “Account Control Agreement” and together with the Indenture, the Notes, the Sale and Contribution Agreement and the Servicing Agreement, the “Terminated Transaction Documents”), by and among the Issuer, as grantor, the Servicer, U.S. Bank, as the secured party and U.S. Bank, as a “securities intermediary” and a “bank” (in such capacities, the “Financial Institution”).

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in Annex A to the Indenture.

The Issuer intends to fully redeem all of the Outstanding Notes on August 18, 2017 consistent with the Notice of Optional Redemption in whole that was delivered by the Trustee to the holders of the Outstanding Notes on August 11, 2017, and in connection with the Issuer’s request that the Trustee acknowledge the satisfaction and discharge of the Indenture pursuant to Article XI of the Indenture, (i) the Trustee hereby acknowledges receipt of all of the Outstanding Notes for cancellation, (ii) each party hereto acknowledges and agrees that upon the satisfaction of the principal, interest, Premium and Administrative Expenses set forth on the attached Schedule B (the “Closing Date Liabilities”) on the date hereof, all of the Outstanding Notes issued and all Secured Obligations payable pursuant to the Indenture, and all other amounts owing from the Issuer under the Transaction Documents will have been satisfied in full and (iii) the Issuer hereby directs the Trustee, upon the satisfaction of the Closing Date Liabilities, to release any amounts remaining in the Collection Account to the Concentration Account.  Following the application of the amounts on deposit in the Collection Account to pay the Closing Date Liabilities, the balance of the Collection Account will be released in accordance with clause (iii) of the preceding sentence.

Effective upon receipt by the parties hereto of counterparts of this Agreement, the payment by the Issuer of the Closing Date Liabilities by transfer of funds equal to $232,758,134.17 to the Collection Account, the receipt by the Trustee of the Officer’s Certificate in the form attached hereto as Exhibit A, and the legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel to the Issuer in the form attached hereto as Exhibit B (together, the “Satisfaction and Discharge Conditions”), (i) U.S. Bank, as the Trustee, shall be deemed to have automatically released, and hereby releases, the liens granted to it or for its benefit pursuant to the Indenture; (ii) any requirement of notice or delivery of any other document required in connection with the termination of the Terminated Transaction Documents is hereby waived by each party entitled to such notice or other document; (iii) the parties hereby agree to execute and deliver such instruments and documents which are reasonably requested by any other party for the purpose of effectuating the intent of this Agreement; (iv) the Trustee, hereby authorizes the Issuer (or any party authorized to act on its behalf) to file any financing statements terminations relating to the financing statements currently filed in connection with the Indenture and the transactions contemplated thereby, and agrees to execute such other documents, instruments and releases with respect to any liens granted to it pursuant to the Indenture to evidence the transactions contemplated by this Agreement and (v) the Issuer hereby authorizes Innoviva (or any party authorized to act on its behalf) to file any financing statements terminations relating to the financing statements currently filed in connection with the Sale and Contribution Agreement and the transactions contemplated thereby, and agrees to execute such other documents, instruments and releases with respect to any liens granted to it pursuant to the Sale and Contribution Agreement to evidence the transactions contemplated by this Agreement.

Each party hereto hereby agrees that, effective upon satisfaction of the Satisfaction and Discharge Conditions, any and all of its respective rights, powers, consents, duties, and other obligations arising under or in connection with the Terminated Transaction Documents (other than any such right, power, consent, duty and/or other obligations which by its terms expressly survives the termination of the applicable Terminated Transaction Document) are hereby terminated and each such Terminated Transaction Document shall terminate and be of no further force or effect (other than any such provisions which by their terms expressly survive the termination of the applicable Terminated Transaction Document).

It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by U.S. Bank not individually or personally and (ii) under no circumstances shall U.S. Bank be personally liable for the payment of any indebtedness or expenses of any other Person or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by any other Person hereunder.

This Agreement may be executed in one or more counterparts each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

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This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first above written.

LABA ROYALTY SUB LLC, as the Issuer and the Transferee

By:	/s/ Eric d’Esparbes
	Name:	Eric d’Esparbes
	Title:	Secretary and Treasurer

INNOVIVA, INC., as the Transferor and the Servicer

By:	/s/ Eric d’Esparbes
	Name:	Eric d’Esparbes
	Title:	Senior Vice President and Chief Financial Officer

Termination Agreement

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Trustee and the Financial Institution

By:	/s/ Georgina Nassar
	Name:	Georgina Nassar
	Title:	Assistant Vice President

Termination Agreement

Schedule A

LABA PhaRMASM 9.0% Fixed Rate Term Notes due 2029

Note	CUSIP	Initial Principal Amount
Rule 144 A Global Note	505355 AA5	$185,000,000
Temporary Regulation S Global Note	U5021P AA3	$264,500,000

Sch A-1

Schedule B

Closing Date Liabilities

A.            Interest

Note	Accrued and Unpaid Interest
Rule 144 A Global Note	$109,164.84
Temporary Regulation S Global Note	$65,267.53

B.            Principal

Note	Outstanding Principal Balance
Rule 144 A Global Note	$145,553,123.35
Temporary Regulation S Global Note	$87,023,374.45

C.            Administrative Expenses

Fee	Accrued Amount
Fee payable to the Trustee	$2,406
Fee payable to Service Providers, including Servicing Fee	$0
Other Administrative Expenses	$4,798

D.            Premium

Note	Redemption Percentage
Rule 144 A Global Note	100%
Temporary Regulation S Global Note	100%

Sch B-1